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                                                            EXHIBIT NO. 99.1(c)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES

                                       AND

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 2, 2002, as amended (the "Declaration"), of MFS Series Trust X, a business Trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate four new series of Shares (as defined in the Declaration), each series to have the following special and relative rights:

         1. The new series shall be designated:

              - MFS Conservative Allocation Fund
              - MFS Moderate Allocation Fund
              - MFS Growth Allocation Fund
              - MFS Aggressive Growth Allocation Fund

         2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of each series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

         Pursuant to Section 6.11 of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.11 of the Declaration, do hereby divide the Shares of MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Growth Allocation Fund to create four classes of Shares, within the meaning of Section 6.10, as follows:

         1. The four classes of Shares are designated "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares";

         2. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares and Class I Shares, any conversion feature of Class B Shares, and relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 18th day of April, 2002 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

JOHN W. BALLEN
-----------------------------          -----------------------------
John W. Ballen                         Kevin R. Parke
8 Orchard Road                         33 Liberty Street
Southborough MA 01772                  Concord MA  01742


LAWRENCE H. COHN                       LAWRENCE T. PERERA
-----------------------------          -----------------------------
Lawrence H. Cohn                       Lawrence T. Perera
45 Singletree Road                     18 Marlborough Street
Chestnut Hill MA 02167                 Boston MA  02116


SIR J. DAVID GIBBONS                   WILLIAM J. POORVU
-----------------------------          -----------------------------
Sir J. David Gibbons                   William J. Poorvu
"Leeward"                              975 Memorial Drive Apt. 710
5 Leeside Drive                        Cambridge MA  02138
"Point Shares"
Pembroke, Bermuda HM 05


WILLIAM R. GUTOW
-----------------------------          -----------------------------
William R. Gutow                       Jeffrey L. Shames
3 Rue Dulac                            38 Lake Avenue
Dallas TX 75230                        Newton MA  02459


J. ATWOOD IVES                         J. DALE SHERRATT
-----------------------------          -----------------------------
J. Atwood Ives                         J. Dale Sherratt
17 West Cedar Street                   86 Farm Road
Boston MA 02108                        Sherborn MA  01770


ABBY M. O'NEILL                        ELAINE R. SMITH
-----------------------------          -----------------------------
Abby M. O'Neill                        Elaine R. Smith
200 Sunset Road                        75 Scotch Pine Road
Oyster Bay NY 11771                    Weston MA  02493


                                       WARD SMITH
                                       -----------------------------
                                       Ward Smith
                                       36080 Shaker Blvd.
                                       Hunting Valley OH  44022